FOR IMMEDIATE RELEASE

ZST Digital Networks, Inc. to Voluntarily Delist from NASDAQ

ZHENGZHOU, CHINA — April 6, 2012 — ZST Digital Networks, Inc. (“ZST” or the “Company”), a major developer, manufacturer and supplier of digital and optical network equipment to cable system operators and providers of GPS tracking devices and support services for transport-related enterprises in China, today announced that its Board of Directors has decided to seek a voluntary delisting from the NASDAQ Global Market (“Nasdaq GM).

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2012, BDO China Dahua CPA Co., Ltd. (“BDO”) informed ZST of its decision to resign as the Company's independent registered public accounting firm, effective March 26, 2012. In addition, BDO informed the Company that BDO can no longer support its opinion dated March 3, 2011 relating to its audit of the Company’s consolidated financial statements for the year ended December 31, 2010 contained in its Form 10-K filed with the SEC on March 4, 2011. As a result, the Company anticipates that it will be unable to file its annual report on Form 10-K for the fiscal year ended December 31, 2011 on a timely basis in accordance with the Securities Exchange Act of 1934, as amended.

In view of the Company’s inability to continue to comply with the NASDAQ’s continued listing requirements set forth in Listing Rule 5250(c)(1) requiring filings to be made with the SEC on a timely basis, the Company has notified The NASDAQ Stock Market of its intent to voluntarily delist its common stock from the Nasdaq GM. The Company intends to file a Form 25 with the SEC on or about April 16, 2012 and anticipates that the delisting of its common stock will become effective on or about April 26, 2012. The Company expects that its common stock will be eligible for trading on the over-the-counter market thereafter. No assurance, however, can be made that trading in the Company’s common stock on the over-the-counter market will commence or be maintained. Following delisting, the Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and intends to continue to file all periodic and other reports with the SEC under applicable federal securities laws as required.

About ZST Digital Network, Inc.

ZST Digital Networks, Inc. is a China-based company, principally engaged in (1) supplying digital and optical network equipment and providing installation services to cable system operators in China and (2) providing GPS location and tracking services to local logistics and transportation companies in China. The Company has developed a line of IPTV devices that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers. The Company has assisted in the installation and construction of over 400 local cable networks in more than 90 municipal districts, counties, townships, and enterprises. The Company has also launched a commercial line of vehicle tracking devices utilizing our GPS tracking technologies and support services for transport-related enterprises to track, monitor and optimize their businesses. For more information about ZST Digital Networks, Inc., please visit: http://www.zstdigital.com/english.

“Safe Harbor” Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes”, “expects", “anticipates” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including, but not limited to, risks related to the trading in our common stock on the over-the-counter market after delisting, techniques employed by manipulative short sellers in Chinese small cap stocks that may drive down the market price of our common stock; our ability to maintain and increase revenues and sales of our products; our ability to develop and market new products; our reliance on access to the China Unicom wireless network for providing our GPS services; our ability to meet liquidity needs; competitive nature of our industry; our ability to efficiently establish city-wide GPS tracking platforms, including the project for Zhumadian; our strategic investments and acquisitions; compliance and changes in the laws of the People's Republic of China (the "PRC") that affect our operations; noncompliance of the SAIC reports filed for our PRC operating subsidiary, Zhengzhou ZST, with applicable PRC regulations and related risk of fines, penalties, and/or revocation of our business license; our ability to obtain all necessary government certifications and/or licenses to conduct our business; vulnerability of our business to general economic downturn, especially in the PRC; adverse capital and credit market conditions; and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the factors discussed above and in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. All information in this press release is as of the date of this release and the Company undertakes no duty to update this information.

Contacts:

Company Contact: ZST Digital Networks Inc. Email: ir@zstdigital.com
Investor Relations (US): Bryan Degnan Taylor Rafferty Tel: +1 (212) 889-4350 Email: zstdigital@taylor-rafferty.com	Investor Relations (HK): Mahmoud Siddig Taylor Rafferty Tel: +852-3196-3712 Email: zstdigital@taylor-rafferty.com